Exhibit 10.2

EXECUTION VERSION

REVOLVING LOAN NOTE

$20,000,000	Chicago, Illinois

February 28, 2022

FOR VALUE RECEIVED, the undersigned THE JOINT CORP., a Delaware corporation (herein, together with its successors and assigns, the “Borrower”), hereby promises to pay to JPMORGAN CHASE BANK, N.A. (the “Lender”) or its registered assignees, in lawful money of the United States of America and in immediately available funds, at 10 South Dearborn, Floor L2, Suite IL1-1145, Chicago, Illinois 60603-2300, the principal sum of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) or, if less, the then unpaid principal amount of all Revolving Loans (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below), made by the Lender (or any of its predecessors in interest with respect hereto) to the Borrower pursuant to the Credit Agreement, on the Revolving Credit Maturity Date.

Notwithstanding the face amount of this Revolving Loan note (the “Note”) and of all other Notes evidencing Revolving Commitments, in no case shall the aggregate principal amount of this Note and all other Notes evidencing Revolving Commitments issued in connection with the Credit Agreement referred to below exceed the Aggregate Revolving Exposure.

The Borrower promises also to pay interest in like currency and funds at 10 South Dearborn, Floor L2, Suite IL1-1145, Chicago, Illinois 60603-2300, on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until paid at the rates and at the times provided in the Credit Agreement.

The Lender is hereby authorized to record on the schedule attached hereto, or to otherwise record in accordance with its usual practice (including, without limitation in the Lender’s electronic data processing system), the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder, but the Lender’s failure to do so shall not impair or otherwise affect the Borrower’s indebtedness and obligations hereunder.

This Note is issued pursuant to the Credit Agreement, dated as of February 28, 2020, among the Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, (as amended, restated or otherwise modified and as from time to time in effect, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. This Note is subject to voluntary and mandatory prepayment prior to the Revolving Credit Maturity Date, in whole or in part, as provided in Section 2.11 of the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in full in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

This Note is given in replacement, renewal and/or extension of, but not in extinguishment of the indebtedness evidenced by, that certain Revolving Loan Note dated February 28, 2020 executed by the Borrower in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00), including previous renewals or modifications thereof, if any (the "Prior Note" and together with all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, and any other instrument or document executed in connection with the Prior Note, the "Prior Related Documents"), and is not a novation thereof. All interest evidenced by the Prior Note shall continue to be due and payable until paid. The Borrower fully, finally, and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents, and representatives (each a "Bank Party") from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower (i) in respect of the Obligations evidenced by the Prior Note and the Prior Related Documents, or of the actions or omissions of any Bank Party in any manner related to the Obligations evidenced by the Prior Note or the Prior Related Documents and (ii) arising from events occurring prior to the date of this Note. All Collateral under the Prior Related Documents continues to secure the payment of this Note and the Obligations. The provisions of this Note are effective on the date that this Note has been executed by all of the signers and delivered to the Lender.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

[Remainder of page intentionally left blank; signature page follows.]

THE JOINT CORP.

By:	/s/ Jake Singleton
Name:	Jake Singleton
Title:	CFO

[Signature Page to Revolving Loan Note-JPMorgan/The Joint Corp.]

LOANS AND PAYMENTS OF PRINCIPAL

Date of Notation	Amount of Loan	Type of Loan	Interest Period	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Made By